                                                                  Exhibit (a)(6)

                     NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.

                             ARTICLES OF AMENDMENT

     Nicholas-Applegate Growth Equity Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended as follows:

     (a) Article THIRD of the Charter is amended in its entirety to read as follows:

     THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are to operate as and carry on the business of an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and, in general, to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland.

     (b) Article SIXTH, paragraph (a) of the Charter is amended in its entirety to read as follows:

     (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate par value to $1,000,000. All of such shares are initially classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. Any articles supplementary to the Charter that classify or reclassify any unissued shares of capital stock of the corporation may, consistent with law, modify the exclusive voting power of the holders of the Common Stock.

     (c) The Charter is amended to add an Article TENTH to read as follows:

     TENTH: To the extent the Corporation has funds or property legally available therefor, each stockholder of the Corporation shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her shares at a redemption price equal to the net asset value per share of the capital stock next determined after the shares are properly tendered for redemption (less such redemption fee as may be determined from time to time by the Board of Directors); such determination of the net asset value per share shall be made in accordance with the requirements of the Investment Company Act of 1940 and the applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) and in conformity with generally accepted accounting principles.

     Notwithstanding the foregoing, the Corporation may but need not postpone payment or deposit of the redemption price and may suspend the right of the holders of its capital stock to require the Corporation to redeem shares of such capital stock during any period when (i) the New York Stock Exchange is closed for other than weekends and holidays, (ii) the Securities and Exchange Commission (or any succeeding governmental authority) has by order permitted such postponement or suspension, (iii) an emergency as defined by the rules of the Securities and Exchange Commission (or any succeeding governmental authority) exists, making disposal of portfolio securities or valuation of net assets of the Corporation not reasonably practicable or (iv) trading on the New York Stock Exchange is restricted under conditions set forth in the rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority).

     SECOND: The amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Nicholas-Applegate Growth Equity Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on May 30, 1991.

WITNESS                                         NICHOLAS-APPLEGATE GROWTH
                                                EQUITY FUND, INC.

   /s/  Robert E. Carlson                       By    /s/  Fred C. Applegate
 -----------------------------                      ---------------------------
        Robert E. Carlson                                  Fred C. Applegate
        Assistant Secretary                                President

THE UNDERSIGNED, President of Nicholas-Applegate Growth Equity Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                      /s/  Fred C. Applegate
                                                    ---------------------------
                                                           Fred C. Applegate
                                                           President